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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                             October 15, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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




                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-MITF ITS-159                              780824   33-36027   811-1777
DEFINED ASSET FUNDS-MITF ITS-161                              780830   33-36340   811-1777
DEFINED ASSET FUNDS-MITF ITS-132                              781349   33-28712   811-1777

DEFINED ASSET FUNDS-MITF IS-236                               804062   333-0506   811-1777

DEFINED ASSET FUNDS-MITF AMT MPS-14                           858777   33-41632   811-1777

DEFINED ASSET FUNDS-MITF ITS-211                              868118   33-49729   811-1777


DEFINED ASSET FUNDS-ITS-50 DAF                                883663   33-52011   811-2295


DEFINED ASSET FUNDS- MPS-545 DAF                              892769   33-54447   811-1777

DEFINED ASSET FUNDS- MSS-42 DAF                               895629   33-49733   811-1777


DEFINED ASSET FUNDS-BCSS 3 DAF                                903656   33-61155   811-3044


DEFINED ASSET FUNDS- MSS-70 DAF                               910021   33-54661   811-1777

DEFINED ASSET FUNDS- ITS-237 DAF                              910383   33-54663   811-1777

DEFINED ASSET FUNDS- MSS-94 DAF                               924277   33-60451   811-1777

DEFINED ASSET FUNDS- ITS-258 DAF                              924350   33-60601   811-1777
DEFINED ASSET FUNDS- ITS-269                                  924362   333-0506   811-1777
DEFINED ASSET FUNDS- ITS-270                                  924363   333-0560   811-1777

DEFINED ASSET FUNDS- MSS-213 DAF                              947073   333-0811   811-1777

TOTAL:   17 FUNDS

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